EXHIBIT 99.2

Frequently Asked Questions and Answers

About Announced Pending Transaction with HGGC

Nutraceutical International Corporation and its subsidiaries (“Nutraceutical” or the “Company”) recently announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”) with an affiliate of HGGC, LLC (“Buyer” or “HGGC”).  This communication is intended to address certain questions that employees, customers, suppliers, investors and others may have regarding this announced transaction (the “Transaction”) and the closing of the Transaction (the “Closing”).

OVERVIEW OF TRANSACTION

What exactly is the Transaction?

Nutraceutical will be acquired by an affiliate of HGGC in a transaction valued at approximately $446 million, including debt to be refinanced.  Under the terms of the Merger Agreement, Nutraceutical stockholders will receive $41.80 in cash (without interest) for each outstanding share of Nutraceutical common stock they own, which represents a 49% premium to the Company’s closing stock price on May 19, 2017, the last full trading day before today’s announcement, and a 15.6% premium to the Company’s all-time high closing stock price.

What is the general process that leads up to Closing and when will Closing occur?

As of May 21, 2017, Nutraceutical and Buyer have signed a Merger Agreement.  What happens next is that Nutraceutical has to find out if any third party wants to make a superior or better offer that maximizes stockholder value.  This period (referred to as a “go shop” period) lasts for approximately 60 days.  At the end of the go shop period, if no superior offer has been submitted, then the potential Transaction with Buyer will be submitted for approval to Nutraceutical’s stockholders.  Assuming that the stockholders approve the Transaction (required minimum vote to approve is a majority of outstanding shares), then Closing would occur promptly thereafter.  Absent a superior offer during the go shop period, Closing is expected to occur by the end of our fiscal fourth quarter.

Will Nutraceutical remain a public company?

If and when the Transaction is complete with HGGC, Nutraceutical will no longer be a public company.  The surviving entity will be owned by an affiliate of HGGC.

Does this announcement mean the sale is final?

The Transaction is subject to customary closing conditions, including the approval of stockholders and the expiration or termination of the waiting period under the Hart-Scott Rodino Act.  The closing of the Transaction will only take place after expiration of the go shop period.  Nutraceutical expects the Transaction to close by the end of our fiscal fourth quarter.

How can I learn more about HGGC?

Visit www.hggc.com.  HGGC is a leading middle-market private equity firm with $4.3 billion in cumulative capital commitments.  It has completed over 60 portfolio investments and transactions with a total enterprise value of over $12 billion.

FOR EMPLOYEES

What will happen to my salary following the Closing?

The announcement and the Closing itself have no effect on employee salaries.

What happens to my benefits?

Nutraceutical’s current benefit plans will remain in place and operate without change through the Closing. We understand that employees have questions about the compensation and benefit programs that will be available following the Closing. Please keep in mind that we are very early in the process and do not have all the answers at this point. We will be working closely with the HGGC team on the plans and programs that will be offered to employees following Closing and will provide more information as soon as possible once decisions are made. At this time, we expect Nutraceutical’s benefit plans to remain in place through the end of the 2017 calendar year (December 31, 2017), even though we anticipate that the Closing will occur by the end of our fiscal fourth quarter.

POTENTIAL EFFECT OF TRANSACTION

How will the Transaction affect customers and consumers?

This announcement does nothing to change the Company’s brands or its discount or sales programs or its ongoing support of and focus on the Healthy Foods Channel.  Customers will continue to be able to purchase the same brands and products as before and will interact with the same experienced Nutraceutical team members who have assisted them in the past. Following closing, Nutraceutical will operate as an independent company led by its own management team, which will include many members of the existing management team.  Customers can continue to count on the same people they know and trust and a team who is dedicated to ongoing improvement of customer relationships and helping customers grow their businesses and succeed.

How will the Transaction affect stockholders?

If the Transaction moves forward, stockholders will be given the opportunity to vote for or against the Transaction.  The approval of the Merger requires the vote of a majority of the outstanding shares.  If the Merger is approved, then stockholders (other than dissenting stockholders, if any) will receive payment in exchange for their shares based on the agreed per share price.

Where can I get more information about the Transaction?

In connection with the Merger, the Company plans to file with the Securities and Exchange Commission and furnish its stockholders a proxy statement. A preliminary proxy statement is expected to be filed with the Securities and Exchange Commission within 30 days, and under the Merger Agreement, the Company will mail the definitive proxy statement to stockholders sometime following the 45th day after the date of the Merger Agreement.  Additionally, the Company will file other relevant materials with the Securities and Exchange Commission in connection with the proposed Transaction.

The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, stockholders also may obtain free copies of the proxy statement from the Company by contacting Nutraceutical Investor Relations at 1400 Kearns Blvd., 2nd Floor, Park City, UT 84060, telephone number (435) 655-6106 or investor@nutraceutical.com. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

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Additional Information and Where to Find It

The Company will furnish to the Securities and Exchange Commission a report on Form 8-K regarding the proposed transactions described in this document (this “FAQ”), which will include the merger agreement. All parties desiring details regarding the merger are urged to review these documents, which will be available at the Securities and Exchange Commission’s web site at www.sec.gov.

In connection with the merger, the Company plans to file with the Securities and Exchange Commission and furnish its stockholders a proxy statement.  Additionally, the Company will file other relevant materials with the Securities and Exchange Commission in connection with the proposed transaction. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov.  In addition, stockholders also may obtain free copies of the proxy statement from the Company by contacting Nutraceutical Investor Relations at 1400 Kearns Blvd., 2nd Floor, Park City, UT  84060, telephone number (435) 655-6106  or investor@nutraceutical.com.  INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

This FAQ is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission should the merger proceed.

Participants in the Solicitation

The Company and its directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2017 annual meeting of stockholders and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when and if it becomes available. Additional information regarding the Company’s executive officers and directors in the solicitation is available by reading the Company’s proxy statement for its 2017 annual meeting of stockholders.

Forward Looking Statements

Any statements in this FAQ about future events or future results, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of the merger could vary materially as a result of a number of factors, including, but not limited to: (i) the possibility that competing offers will be made; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (iii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger. Other factors that may cause actual results to differ materially include those set forth in the reports that Nutraceutical files from time to time with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2016 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect Nutraceutical’s expectations as of the date of this FAQ. Nutraceutical undertakes no obligation to update the information provided herein.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.